     As filed with the Securities and Exchange Commission on June 5, 1998.
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                             INTEGRITY INCORPORATED
             (Exact name of registrant as specified in its charter)

         DELAWARE                                    63-0952549
 (State of incorporation)                (IRS Employer Identification No.)

                      1000 CODY ROAD, MOBILE, ALABAMA 36695
          (Address, including zip code, of Principal Executive Offices)

                             INTEGRITY INCORPORATED
                  AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               P. MICHAEL COLEMAN
                             INTEGRITY INCORPORATED
                                 1000 CODY ROAD
                              MOBILE, ALABAMA 36695
                                 (334) 633-9000
(Name, address, and telephone number, including area code, of agent for service)

                                    COPY TO:
                             ALEXANDER W. PATTERSON
                                ALSTON & BIRD LLP
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3424
                                 (404) 881-7000

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                  TITLE OF                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
               SECURITIES TO                   AMOUNT TO BE       OFFERING PRICE PER       AGGREGATE OFFERING     REGISTRATION
               BE REGISTERED                  REGISTERED (1)             UNIT                     PRICE               FEE
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value (2)          13,027               $ 1.813                   $ 23,618          $    7
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value (2)          23,000               $ 1.625                   $ 37,375          $   12
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value (2)          20,000               $ 1.000                   $ 20,000          $    6
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value (2)         143,973               $ 2.688                   $387,000          $  114
------------------------------------------------------------------------------------------------------------------------------
         Total                                   200,000                                         $467,993          $  139
------------------------------------------------------------------------------------------------------------------------------

       (1) This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the Registrant's Amended and Restated Long-Term Incentive Plan.
       (2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average option price per share for shares presently subject to options and, for those shares not presently subject to options, on the average of the high and low prices of the Registrant's Class A Common Stock reported on the Nasdaq National Market on June 1, 1998.

================================================================================

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Integrity Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (3) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

         (4) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (5) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock registered hereby has been passed upon by the law firm of Alston & Bird LLP, counsel for the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated by reference from the Registrant's Registration Statement on Form S-8 (File No. 33-84584) filed on November 8, 1994.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits included as part of this Registration Statement are as follows:

    Exhibit Number                        Description
    --------------                        -----------
         4(a)           Certificate of Incorporation of the Registrant, as
                        amended (incorporated by reference from Exhibit 4(a) to
                        the Registrant's Registration Statement on Form S-8
                        (File No. 33-84584) filed on September 29, 1994).

         4(b) Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3(i).1 to the Registrant's
                        Quarterly Report on Form 10-Q for the quarter ended
                        September 30, 1995).

         4(c) Bylaws of the Registrant, as amended (incorporated by reference from Exhibit 3(ii) to the Registrant's
                        Registration Statement on Form S-1 (File No. 33-78582), and all amendments thereto, originally filed on May 6,
                        1994).

         4(d)           Integrity Incorporated Amended and Restated Long-Term
                        Incentive Plan.

          5             Opinion of Alston & Bird LLP.

        23(a) Consent of Alston & Bird LLP (included in Exhibit 5 above).

        23(b)           Consent of Price Waterhouse.

          24 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, and State of Alabama, on May 29, 1998.



                                             INTEGRITY INCORPORATED


                                             By: /s/ P. Michael Coleman
                                                 -----------------------------
                                                 P. Michael Coleman
                                                 Chairman, President and Chief
                                                 Executive Officer





                            [Continued on Next Page]

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints P. Michael Coleman and Alison S. Richardson and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 29, 1998.

                      SIGNATURE                                                   TITLE
                      ---------                                                   -----
         /s/ P. Michael Coleman
         -----------------------------------              Chairman, President and Chief Executive Officer
                 P. Michael Coleman                       (Principal Executive Officer)

         /s/ Alison S. Richardson
         -----------------------------------              Senior Vice President, Administration and Finance
                Alison S. Richardson                      (Principal Financial and Accounting Officer)

         /s/ Jean C. Coleman
         -----------------------------------
                   Jean C. Coleman                        Director

         /s/ John B. Ellis
         -----------------------------------
                    John B. Ellis                         Director

         /s/ Charles V. Simpson
         -----------------------------------
                 Charles V. Simpson                       Director

         /s/ Heeth Varnedoe III
         -----------------------------------
                 Heeth Varnedoe III                       Director

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

    Exhibit Number                       Description
    --------------                       -----------
         4(d)              Integrity Incorporated Amended and Restated Long-Term
                           Incentive Plan.

         5                 Opinion of Alston & Bird LLP.

        23(b)              Consent of Price Waterhouse.